Exhibit 21

Subsidiaries of Grubb & Ellis Company

State of
Subsidiaries	Incorporation

1. Grubb & Ellis Advisers of California, Inc.	California
2. Grubb & Ellis Affiliates, Inc.	Delaware
3. Grubb & Ellis of Arizona, Inc.	Washington
4. Grubb & Ellis Europe, Inc.	California
5. Grubb & Ellis Management Services, Inc. (“GEMS”)	Delaware
Subsidiaries of Grubb & Ellis Management Services, Inc.:
a. Grubb & Ellis Management Services of Michigan, Inc. (“GEMS of Michigan”)	Michigan
b. Grubb & Ellis Management Services of Canada, Inc.	Canada
c. GEMS Mexicana, S. DE R.L. DE C.V.	Mexico
d. GEMS of Sweden, AB	Sweden
Subsidiary of GEMS of Sweden, AB:
1. Grubb & Ellis Management (Ireland) Limited	Ireland
e. GEMS Korea, LLC	Korea
f. Middle East Real Estate Services, LLC	Delaware
g. Grubb & Ellis Management (Beijing), Ltd.	China
6. Grubb & Ellis Mortgage Group, Inc.	California
7. Grubb & Ellis New York, Inc.	New York
8. Grubb & Ellis of Michigan, Inc.	Michigan
9. Grubb & Ellis of Nevada, Inc.	Nevada
Subsidiary of Grubb & Ellis of Nevada, Inc.:
a. Las Vegas Commercial Brokerage, LLC	Nevada
10. Grubb & Ellis Consulting Services Company	Florida
Subsidiaries of Grubb & Ellis Consulting Services Company:
a. Landauer Hospitality International, Inc.	Delaware
b. Landauer Securities, Inc.	Massachusetts
11. HSM Inc.	Texas
12. Wm. A. White/Grubb & Ellis, Inc.	New York
13. Grubb & Ellis — RPTA Property Tax Advisors, LLC	Delaware
14. Grubb & Ellis Capital Corporation	California
15. Grubb & Ellis Equity Advisors, LLC	Delaware
Subsidiaries of Grubb & Ellis Equity Advisors, LLC:
a. Grubb & Ellis Apartment Management, LLC	Virginia
b. Grubb & Ellis Apartment REIT Advisor, LLC	Virginia
c. Grubb & Ellis Equity Advisors, Property Management, Inc.	Delaware
d. Grubb & Ellis Equity Advisors, Transfer Agent, LLC	Delaware
e. Grubb & Ellis Infrastructure Member, LLC	Delaware
Subsidiaries of Grubb & Ellis Infrastructure Member, LLC:
1. Energy & Infrastructure Advisors, LLC	Delaware
Subsidiaries of Energy & Infrastructure Advisors, LLC:
1. E&I Advisors Asset Management, LLC	Delaware
2. E&I Advisors Manager, LLC	Delaware

167

State of
Subsidiaries	Incorporation

3. Wildcat Power I, LLC	Delaware
16. Grubb & Ellis Landauer Valuation Advisory Services, LLC	Delaware
17. Daymark Realty Advisors, Inc.	Delaware
Subsidiaries of Daymark Realty Advisors, Inc.:
a. NNN Realty Advisors, Inc.	Delaware
b. Grubb & Ellis Realty Investors, LLC	Virginia
Subsidiaries of Grubb & Ellis Realty Investors, LLC:
1. NNN/ROC Apartment Holdings, LLC	Virginia
Subsidiaries of NNN/ROC Apartment Holdings, LLC:
a. NNN Enclave Apartments Leaseco, LLC	Delaware
b. NNN Highbrook Leaseco, LLC	Delaware
c. NNN Landing Apartments Leaseco, LLC	Delaware
d. NNN Parkway Crossing Leaseco, LLC	Delaware
2. NNN Collateralized Senior Notes, LLC	Delaware
3. Grubb & Ellis Healthcare REIT Advisor, LLC	Delaware
4. Grubb & Ellis Healthcare Management, LLC	Virginia
5. Grubb & Ellis Healthcare REIT II Advisor, LLC	Delaware
6. NNN Park At Spring Creek Leaseco, LP	Texas
7. NNN 6320 Lamar, LLC	Virginia
8. NNN 816 Congress, LLC	Delaware
9. NNN Lavaca Plaza GP, LLC	Delaware
10. NNN Lenox Park C-F Member, LLC	Delaware
11. NNN Met Center 4-9 GP, LLC	Delaware
12. NNN Met Center 10 SPE, LLC	Delaware
13. NNN/SOF Avallon Member, LLC	Delaware
14. NNN 200 Galleria Member, LLC	Delaware
15. Grubb & Ellis Housing, LLC	Virginia
a. NNN St. Charles Leaseco, LLC	Delaware
b. NNN Sanctuary at Highland Oaks Leaseco, LLC	Delaware
16. PCCP/NNN Lavaca/Met Holdings, LLC	Delaware
17. PCCP/NNN Northstar Holdings, LLC	Delaware
18. Beltway 8 Manager, LLC	Delaware
19. Beltway 8 Owner, LLC	Delaware
b. Triple Net Properties Realty, Inc.	California
c. Grubb & Ellis Residential Management, Inc.	Delaware
d. Grubb & Ellis Alesco Global Advisors, LLC (“Alesco”)	California
e. Grubb & Ellis Securities, Inc.	California
f. Sponsor Manager, LLC	Delaware

168